Exhibit 99.1

Finish Line Reports Fourth Quarter and Full Fiscal Year 2012 Results

Q4 comp store sales increased 10.8%; Q4 Non-GAAP EPS up 24.6% to $0.81

INDIANAPOLIS, March 30, 2012 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the fourth quarter and fiscal year, representing the 14-week and 53-week periods ended March 3, 2012.

For the fourth quarter ended March 3, 2012:

•	Consolidated net sales, inclusive of Finish Line and The Running Company, increased 18.6% to $456.3 million.

•	Finish Line comparable store sales increased 10.8%.

•	Digital sales, which are included in the comparable store sales results, were up 38.3%.

•	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges, increased 24.6% to $0.81.

•	On a GAAP basis, diluted earnings per share increased 27.0% to $0.80.

For the fiscal year ended March 3, 2012:

•	Consolidated net sales, inclusive of Finish Line and The Running Company, increased 11.4% to $1.37 billion.

•	Finish Line comparable store sales increased 9.2%.

•	Digital sales, which are included in the comparable store sales result, were up 49.5%.

•	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges, increased 25.0% to $1.60.

•	On a GAAP basis, diluted earnings per share increased 26.2% to $1.59.

The 53rd week of fiscal 2012 contributed $30.5 million of consolidated net sales and approximately $0.07 per diluted share to the fourth quarter and fiscal year.

“We ended the fiscal year with another strong quarter and positive momentum across our business,” said Chairman and Chief Executive Officer Glenn Lyon. “Our fourth quarter and full year results are a positive indication that the sales and merchandising strategies we are deploying across our multiple channels are resonating with consumers and influencing how they shop. As the retail landscape continues to rapidly evolve, we are committed to further distinguishing the Finish Line brand from the competition and building a sustainable multi-division, omni-channel business for the future. In the near-term, this will involve additional investments in technology, personnel, marketing and store upgrades that we believe will drive increased productivity and greater efficiency through our supply chain and lead to greater earnings power in the years ahead. We are confident we have the right strategic plan in place and we look forward to building on our consistent track record of creating value for our shareholders over the long term.”

Balance Sheet

As of March 3, 2012, consolidated merchandise inventories increased 13.9% to $220.4 million compared to $193.5 million as of February 26, 2011. For Finish Line, merchandise inventories increased by 11.9%.

The company repurchased 300,000 shares of its outstanding common stock in the fourth quarter, totaling $5.9 million. For the full year, Finish Line repurchased 2.9 million shares totaling $60.4 million. The company has 3.8 million shares remaining on its 5-million-share authorization.

At fiscal year-end, the company had no interest-bearing debt and $307.5 million in cash and cash equivalents, compared to $299.3 million at the end of fiscal 2011.

March Sales Update

Finish Line comparable store sales on a month-to-date basis for the period of March 4, 2012 through March 25, 2012 increased 10.0% on top of an 8.0% increase for the same period a year ago.

Outlook

The company is introducing guidance for the fiscal year ending March 2, 2013. Based on strategic investments in technology, stores and digital capabilities required to execute its omni-channel strategy, management expects to generate earnings per share growth in the mid-single digits in fiscal 2013 with comparable store sales expected in the mid-single digits as well. As the investments begin to drive returns, management expects earnings per share growth to accelerate into the low- to mid-teens beginning in fiscal 2014.

For the first quarter, the company expects comparable store sales to be up in the mid-single digit range. Based on the planned level of strategic investments, combined with lower product margins due to a shift in the promotional calendar, and occupancy cost deleverage, the company expects first quarter earnings per share to be down approximately 30%.

Q4 Fiscal 2012 Conference Call Today, March 30, 2012 at 8:30 a.m.

The company will host a conference call for investors today, March 30, 2012, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #59815545. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #59815545. This recording will be made available through Sunday, April 1, 2012. The replay will also be accessible online at www.finishline.com.

Annual Meeting July 19, 2012

The company’s Board of Directors has established July 19, 2012 as the date of the 2012 annual meeting of shareholders, with May 18, 2012 as the record date for this meeting.

About Finish Line

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, the company has two retail divisions — Finish Line, which operates 635 Finish Line brand stores in malls across the U.S., and The Running Specialty Group, which operates 19 specialty running shops in seven states and the District of Columbia under The Running Company banner. Finish Line stores employ more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLineUSA. The Running Company stores carry a deep assortment of performance running shoes, apparel and accessories. Their trained experts advise everyone from beginner to advanced runners and provide free gait analysis to ensure the proper fit for each customer. The Running Company is tightly connected to its communities, hosting regular neighborhood group runs and sponsoring local races. More information on The Running Company can be found at www.therunningcompany.net.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as, but not limited to, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “build”, “may,” “should,” “will,” “estimates,” “indication”, “potential,” “optimistic,” “confidence,” “momentum”, “continue,” “lead to”, “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

The Finish Line, Inc.

Consolidated Statements of Income

(In thousands, except per share and store data)

	Fourteen Weeks Ended March 3, 2012	Thirteen Weeks Ended February 26, 2011	Fifty-Three Weeks Ended March 3, 2012	Fifty-Two Weeks Ended February 26, 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$456,260	$384,599	$1,369,259	$1,229,002
Cost of sales (including occupancy costs)	286,737	246,288	889,130	815,073

Gross profit	169,523	138,311	480,129	413,929
Selling, general and administrative expenses	101,811	82,883	343,629	302,718
Store closing costs	226	263	1,191	350
Impairment charges	974	1,228	974	1,228

Operating income	66,512	53,937	134,335	109,633
Interest income, net	57	138	447	508

Income from continuing operations before income taxes	66,569	54,075	134,782	110,141
Income tax expense	24,649	19,818	49,978	41,277

Income from continuing operations	41,920	34,257	84,804	68,864
Loss from discontinued operations, net of income taxes	—	(5)	—	(30)

Net income	$41,920	$34,252	$84,804	$68,834

Income per diluted share:
Income from continuing operations	$0.80	$0.63	$1.59	$1.26
Loss from discontinued operations	—	—	—	—

Net income	$0.80	$0.63	$1.59	$1.26

Diluted weighted average shares outstanding	52,041	53,467	52,818	53,775

Dividends declared per share	$0.06	$0.05	$0.21	$0.17

Finish Line Store activity for the period:
Beginning of period	648	669	664	666
Opened	—	—	4	11
Closed	(11)	(5)	(31)	(13)

End of period	637	664	637	664

Square feet at end of period			3,440,788	3,564,277
Average square feet per store			5,402	5,368
Running Company Store activity for the period:
Beginning of period	19	—	—	—
Acquired	—	—	18	—
Opened	—	—	1	—
Closed	—	—	—	—

End of period	19	—	19	—

Square feet at end of period			57,302
Average square feet per store			3,016

	Fourteen Weeks Ended March 3, 2012	Thirteen Weeks Ended February 26, 2011	Fifty-Three Weeks Ended March 3, 2012	Fifty-Two Weeks Ended February 26, 2011
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	62.8	64.0	64.9	66.3

Gross profit	37.2	36.0	35.1	33.7

Selling, general and administrative expenses	22.3	21.6	25.1	24.6
Store closing costs	0.1	0.1	0.1	—
Impairment charges	0.2	0.3	0.1	0.1

Operating income	14.6	14.0	9.8	9.0

Interest income, net	—	—	—	—

Income from continuing operations before income taxes	14.6	14.0	9.8	9.0

Income tax expense	5.4	5.1	3.6	3.4

Income from continuing operations	9.2	8.9	6.2	5.6

Loss from discontinued operations, net of income taxes	—	—	—	—

Net income	9.2%	8.9%	6.2%	5.6%

	Condensed Consolidated Balance Sheet
	March 3, 2012		February 26, 2011
	(Unaudited	)
ASSETS
Cash and cash equivalents	$307,494		$299,323
Merchandise inventories, net	220,405		193,505
Other current assets	24,849		16,856
Property and equipment, net	126,997		126,510
Other assets	31,751		28,651

Total assets	$711,496		$664,845

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$138,683		$126,420
Deferred credits from landlords	30,080		34,653
Other long-term liabilities	13,196		13,527
Shareholders' equity	529,537		490,245

Total liabilities and shareholders' equity	$711,496		$664,845

The Finish Line, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income (Unaudited)

Fourteen Weeks Ended March 3, 2012 and Thirteen Weeks Ended February 26, 2011

(In thousands, except per share data)

	0000000	0000000	0000000	0000000	0000000	0000000
	Fourteen Weeks Ended March 3, 2012			Thirteen Weeks Ended February 26, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net sales	$456,260	$—	$456,260	$384,599	$—	$384,599
Cost of sales (including occupancy costs)	286,737	—	286,737	246,288	—	246,288

Gross profit	169,523	—	169,523	138,311	—	138,311
Selling, general and administrative expenses	101,811	—	101,811	82,883	—	82,883
Store closing costs	226	—	226	263	—	263
Impairment charges (1)	974	(974)	—	1,228	(1,228)	—

Operating income	66,512	974	67,486	53,937	1,228	55,165
Interest income, net	57	—	57	138	—	138

Income from continuing operations before income taxes	66,569	974	67,543	54,075	1,228	55,303
Income tax expense (2)	24,649	371	25,020	19,818	463	20,281

Income from continuing operations	41,920	603	42,523	34,257	765	35,022
Loss from discontinued operations, net of income taxes	—	—	—	(5)	—	(5)

Net income	$41,920	$603	$42,523	$34,252	$765	$35,017

Income per diluted share:
Income from continuing operations	$0.80	$0.01	$0.81	$0.63	$0.02	$0.65
Loss from discontinued operations	—	—	—	—	—	—

Net income	$0.80	$0.01	$0.81	$0.63	$0.02	$0.65

Diluted weighted average shares outstanding	52,041	—	52,041	53,467	—	53,467

	Fourteen Weeks Ended March 3, 2012			Thirteen Weeks Ended February 26, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net sales	100.0%	—%	100.0%	100.0%	—%	100.0%
Cost of sales (including occupancy costs)	62.8	—	62.8	64.0	—	64.0

Gross profit	37.2	—	37.2	36.0	—	36.0
Selling, general and administrative expenses	22.3	—	22.3	21.6	—	21.6
Store closing costs	0.1	—	0.1	0.1	—	0.1
Impairment charges (1)	0.2	(0.2)	—	0.3	(0.3)	—

Operating income	14.6	0.2	14.8	14.0	0.3	14.3
Interest income, net	—	—	—	—	—	—

Income from continuing operations before income taxes	14.6	0.2	14.8	14.0	0.3	14.3
Income tax expense (2)	5.4	0.1	5.5	5.1	0.1	5.2

Income from continuing operations	9.2	0.1	9.3	8.9	0.2	9.1
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—

Net income	9.2%	0.1%	9.3%	8.9%	0.2%	9.1%

Footnotes to explain adjustments

(1)	Fiscal 2012 and 2011 amounts reflect charges to write down long-lived assets of the Company.
(2)	Fiscal 2012 and 2011 amounts reflect the income tax effect of the pre-tax adjustments noted above.

The Finish Line, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income (Unaudited)

Fifty-Three Weeks Ended March 3, 2012 and Fifty-Two Weeks Ended February 26, 2011

(In thousands, except per share data)

	Fifty-Three Weeks Ended March 3, 2012			Fifty-Two Weeks Ended February 26, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales	$1,369,259	$—	$1,369,259	$1,229,002	$—	$1,229,002
Cost of sales (including occupancy costs)	889,130	—	889,130	815,073	—	815,073

Gross profit	480,129	—	480,129	413,929	—	413,929

Selling, general and administrative expenses	343,629	—	343,629	302,718	—	302,718

Store closing costs	1,191	—	1,191	350	—	350
Impairment charges (1)	974	(974)	—	1,228	(1,228)	—

Operating income	134,335	974	135,309	109,633	1,228	110,861

Interest income, net	447	—	447	508	—	508

Income from continuing operations before income taxes	134,782	974	135,756	110,141	1,228	111,369

Income tax expense (2)	49,978	371	50,349	41,277	463	41,740

Income from continuing operations	84,804	603	85,407	68,864	765	69,629

Loss from discontinued operations, net of income taxes	—	—	—	(30)	—	(30)

Net income	$84,804	$603	$85,407	$68,834	$765	$69,599

Income per diluted share:
Income from continuing operations	$1.59	$0.01	$1.60	$1.26	$0.02	$1.28
Loss from discontinued operations	—	—	—	—	—	—

Net income	$1.59	$0.01	$1.60	$1.26	$0.02	$1.28

Diluted weighted average shares outstanding	52,818	—	52,818	53,775	—	53,775

	Fifty-Three Weeks Ended March 3, 2012			Fifty-Two Weeks Ended February 26, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net sales	100.0%	—%	100.0%	100.0%	—%	100.0%
Cost of sales (including occupancy costs)	64.9	—	64.9	66.3	—	66.3

Gross profit	35.1	—	35.1	33.7	—	33.7

Selling, general and administrative expenses	25.1	—	25.1	24.6	—	24.6
Store closing costs	0.1	—	0.1	—	—	—
Impairment charges (1)	0.1	(0.1)	—	0.1	(0.1)	—

Operating income	9.8	0.1	9.9	9.0	0.1	9.1

Interest income, net	—	—	—	—	—	—

Income from continuing operations before income taxes	9.8	0.1	9.9	9.0	0.1	9.1

Income tax expense (2)	3.6	0.1	3.7	3.4	—	3.4

Income from continuing operations	6.2	—	6.2	5.6	0.1	5.7

Loss from discontinued operations, net of income taxes	—	—	—	—	—	—

Net income	6.2%	—%	6.2%	5.6%	0.1%	5.7%

Footnotes to explain adjustments

(1)	Fiscal 2012 and 2011 amounts reflect charges to write down long-lived assets of the Company.
(2)	Fiscal 2012 and 2011 amounts reflect the income tax effect of the pre-tax adjustments noted above.